UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 25, 2020

MACROGENICS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware		001-36112	06-1591613
(State or Other Jurisdiction of Incorporation)		(Commission File Number)	(IRS Employer Identification No.)

9704 Medical Center Drive
Rockville,	Maryland	20850
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code:  (301) 251-5172

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MGNX	Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On November 25, 2020, MacroGenics entered into a Product Commercialization Agreement, or the Agreement, with EVERSANA Life Sciences Services, LLC, or Eversana, for the potential commercialization of MacroGenics’ investigational product, margetuximab. Pursuant to the Agreement, Eversana will provide commercialization services to MacroGenics, as well as the provision of marketing, sales, logistics and other services, if margetuximab is approved by the United States Food & Drug Administration (FDA).

Under the terms of the Agreement, MacroGenics will maintain ownership of, and will have legal, regulatory, and manufacturing responsibilities for, margetuximab. Eversana will utilize its internal capabilities to support sales and marketing, market access, channel management services, data and analytics, medical affairs, and other patient access related services. MacroGenics will book sales for margetuximab. Pursuant to the Agreement, Eversana will conduct the commercialization activities according to an agreed upon plan and budget. Prior to a potential FDA approval of margetuximab, MacroGenics will pay Eversana on a fee-for-service basis for its services. Thereafter, the parties will share costs equally and Eversana will earn future revenue share payments which shall be capped at 125% of Eversana’s cumulative service fees. After the cap is reached, MacroGenics will compensate Eversana for its services on a fee-for-service basis.

The term of the Agreement is from the date of execution until five years from the date, if any, of an FDA approval of margetuximab. The Agreement may be earlier terminated (i) by Eversana for pre-defined product performance reasons, or (ii) by MacroGenics for convenience by providing notice no earlier than 24 months post FDA approval of margetuximab, or for a change of product control, including an exclusive licensing arrangement for margetuximab with a third-party.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the complete Product Commercialization Agreement, which will be filed in redacted form as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2020.

On November 30, 2020, MacroGenics issued a press release announcing that MacroGenics entered into the Agreement with Eversana. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description of Exhibit
99.1	Press Release dated November 30, 2020
104	Cover Page Interactive Data (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACROGENICS, INC.
Date: November 30, 2020	By: Name: Title:	/s/ Jeffrey Peters Jeffrey Peters Vice President and General Counsel